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                                                               EXHIBIT 10.8

                          AMENDMENT NO. 2 TO AMENDED AND
                       RESTATED LOAN AND SECURITY AGREEMENT

                         MAGNESIUM CORPORATION OF AMERICA
                                238 North 2200 West
                            Salt Lake City, Utah 84116

                                   July 3, 1996

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     Congress Financial Corporation ("Lender") and Magnesium Corporation of America ("Borrower") have entered into certain financing arrangements pursuant to the Amended and Restated Loan and Security Agreement, dated as of August 4, 1993, between Lender and Borrower, as previously amended pursuant to the Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated January 31, 1996 (the "Amendment No. 1"), between Lender and Borrower (as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

     Renco Metals, Inc., owner of all of the issued and outstanding shares of common stock of Borrower ("Renco Metals"), is purchasing up to all of the Existing Senior Notes (as defined below) pursuant to the Tender Offer (as defined below) as described in the Tender Offer Agreements (as defined below);

     Renco Metals is also issuing $150,000,000 of the New RMI Notes (as defined below), which will be guaranteed by Borrower and Sabel Industries, Inc., a wholly owned subsidiary of Renco Metals ("Sabel"), and some of the proceeds of such notes are to be used by Renco Metals to repurchase up to all of the Existing Senior Notes pursuant to the Tender Offer;

     Borrower has requested that Lender, among other things, (a) consent to the purchase by Renco Metals of the Existing Senior Notes tendered for such purchase pursuant to the Tender Offer, (b) permit Borrower to execute and deliver the unsecured guarantee by Borrower of the indebtedness of Renco Metals evidenced by the New RMI Notes, (c) agree to amend certain

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provisions of the Loan Agreement to permit the foregoing transactions and (d)
agree to extend the term of the Financing Agreements and further amend the Loan Agreement, and Lender is willing to consent to such purchase of the Existing Senior Notes, permit such unsecured guarantee, and agree to such an extension to the Financing Agreements and to such amendments to the Loan Agreement, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

     In consideration of the foregoing, and other good and valuable consideration, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1.   DEFINITIONS.

          (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

               (i) "EXCESS AVAILABILITY" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of Loans available to Borrower as of such time based on the applicable Lending Formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than thirty (30) days past due as of such time.

               (ii) "NEW RMI INDENTURE" shall mean the Indenture, dated as of July 1, 1996, by and among Renco Metals, as obligor, Borrower and Sabel Industries, Inc. as guarantors, and Fleet National Bank, as Indenture Trustee with respect to the New RMI Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (iii) "NEW RMI NOTES" shall mean the 11.5% Senior Notes due 2003 issued by Renco Metals pursuant to the New RMI Indenture in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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               (iv) "TENDER OFFER" shall mean the offer by Renco Metals to purchase for cash up to all of the Existing Senior Notes at a price of 112.75% of the aggregate principal amount thereof, plus accrued and unpaid interest, pursuant to the Tender Offer Agreements.

               (v) "TENDER OFFER AGREEMENTS" shall mean, individually and collectively, the Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996, as amended on June 18, 1996, with respect to the repurchase by Renco Metals of the Existing Senior Notes, and all other agreements, documents and instruments related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (vi) "EXISTING SENIOR NOTES" shall mean the 12% Senior Notes due 2000, issued by Renco Metals, dated as of August 4, 1993, pursuant to the Existing Indenture payable to the order of the holders thereof in the original principal amount of $75,000,000, on the terms and conditions set forth in Exhibit A to the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (vii) "EXISTING INDENTURE" shall mean the Indenture, dated as of August 1, 1993, by and among Renco Metals, as obligor, Borrower and Sabel Industries, Inc., as guarantors, and Fleet National Bank, as indenture trustee with respect to the Existing Senior Notes, and the Supplemental Indenture, dated July 1, 1996 (the "Supplemental Indenture"), as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b)  AMENDMENTS TO DEFINITIONS.

               (i) All references to the term "Senior Notes" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the "Existing Senior Notes" as such term is defined herein.

               (ii) All references to the term "Indenture" in the Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the "Existing Indenture" as such term is defined herein.

               (iii) Sections 1.32 and 1.57 of the Loan Agreement, are hereby deleted in their entirety and the following substituted therefor:
"[Intentionally omitted]".

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          (c)  INTERPRETATION.  For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

     2. CONSENTS. Subject to the terms and conditions contained herein, Lender hereby consents to: (a) the purchase by Renco Metals of up to all of the Existing Senior Notes pursuant to the Tender Offer and (b) the amendment to the Existing Indenture as set forth in the Supplemental Indenture.

     3. INTEREST RATE. All references in Section 1.33 of the Loan Agreement to "one and three-quarter percent (1 3/4%) per annum" and "three and three-quarter (3-3/4%) percent per annum" are each hereby deleted and the following substituted therefor: "one (1%) percent per annum" and "three (3%) percent per annum", respectively.

     4. MAXIMUM CREDIT. Section 1.41 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "1.41 "Maximum Credit" shall mean $33,000,000."

     5. INVENTORY ADVANCE RATE. Section 3.1(a)(iii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(iii) thirty (30%) percent of the Value of Eligible Inventory consisting of Supplies (or such greater or lesser percentage thereof as Lender may determine from time to time).

     6. INVENTORY SUBLIMIT. Section 3.1(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory, regardless of the amounts of such Eligible Inventory, shall not exceed $12,000,000 and the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory consisting of Supplies, regardless of the amounts of such Eligible Inventory, shall not exceed $3,000,000."

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     7.  LETTER OF CREDIT ACCOMMODATIONS.

          (a) The reference in Section 3.2(e) of the Loan Agreement to "three (3%) percent per annum" is hereby deleted and the following substituted therefor: "one and one-half (1 1/2%) percent per annum".

          (b) The reference in Section 3.2(f) of the Loan Agreement to "$3,000,000" is hereby deleted and the following substituted therefor:
"$5,000,000".

     8. UNUSED LINE FEE. The reference in Section 3.5(c) of the Loan Agreement to "$15,000,000" is hereby deleted and the following substituted therefor: "$25,000,000".

     9. NET WORTH COVENANTS. Section 7.19 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "7.19 CONSOLIDATED NET WORTH. Borrower and its subsidiaries shall, at all times, maintain a Consolidated Net Worth of not less than negative $112,000,000."

     10. INDEBTEDNESS. Section 7.3 of the Loan Agreement is hereby amended by adding the following new Section (l) immediately after Section 7.3(k) thereof:

          "(l) Indebtedness of Borrower to Renco Metals, outstanding as of the date hereof in the amount of $62,227,168.45, which Indebtedness is, in all respects, subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment in full of all of the Obligations; PROVIDED, THAT, Borrower shall not make any payments in respect of such Indebtedness except to the extent permitted under Section 7.6."

     11.  GUARANTEES.

          (a) Section 7.5(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

               "(c) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the Existing Senior Notes (as in effect on the date hereof) in an aggregate principal amount equal to the sum of $75,000,000 minus the aggregate principal amount of Existing Senior Notes purchased by Renco Metals in the Tender Offer pursuant to the terms of the

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               Tender Offer Agreements; PROVIDED, THAT: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the Existing Senior Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the Existing Indenture, or
               (b) except as permitted under Section 7.6(i), redeem, retire, defease, purchase or otherwise acquire such indebtedness prior to its maturity date, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the Existing Senior Notes or any representative of the holders (including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders or the Existing Senior Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

          (b) Section 7.5 of the Loan Agreement is hereby amended by adding the following new Section (h) immediately after Section 7.5(g) thereof:

               "(h) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the New RMI Notes (as in effect on the date hereof); PROVIDED, THAT: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the New RMI Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the New RMI Indenture, or (b) execept as permitted under Section 7.6(i), redeem, retire, defease, purchase or otherwise acquire such indebtedness prior to its maturity date, or set aside or otherwise deposit or invest any sums for such purpose, and
               (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the New RMI Notes or any representative of such

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               holders, including, but not limited to, the
               trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the New RMI Notes, or any representative of such holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

     12.  TRANSACTIONS WITH AFFILIATES.

          (a) Section 7.6(g) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

               "(g) Borrower may make payments to or on behalf of Renco Metals, on or about January 15 and July 15 of each year; PROVIDED, THAT, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the Existing Senior Notes (as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the Existing Senior Notes (as in effect on the date hereof) due and payable on or about the date of such payment by Borrower to or on behalf of Renco Metals MINUS (B) any amounts paid by Sabel to or on behalf of Renco Metals in respect of such interest then due, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts;".

          (b) Section 7.6 of the Loan Agreement is hereby amended by adding the following new Sections (h) and (i) immediately after Section 7.6(g) thereof:

               "(h) Borrower may make payments to or on behalf of Renco Metals, on or about January 1 and July 1 of each year; PROVIDED, THAT, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the New RMI Notes (as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or

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               on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the New RMI Notes (as in effect on the date hereof) due and payable on or about the date of such payment by Borrower to or on behalf of Renco Metals MINUS (B) any amounts paid by Sabel to or on behalf of Renco Metals in respect of such interest then due, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts; and

                              (i) Borrower may make certain payments to or
               on behalf of Renco Metals; PROVIDED, THAT, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay any mandatory redemptions of the Existing Senior Notes and the New RMI Notes (as each is in effect on the date hereof) required by the Existing Indenture and the New RMI Indenture (as each is in effect on the date hereof) in the event of (A) certain Asset Sales (as defined in the Existing Indenture and the New RMI Indenture as each is in effect on the date hereof) of Borrower other than the Collateral, and (B) a Change of Control (as defined in the Existing Indenture and the New RMI Indenture as each is in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the mandatory redemptions of the Existing Senior Notes and the New RMI Notes required to be paid by Renco Metals MINUS (B) any amounts paid by Sabel to or on behalf of Renco Metals in respect of such payments, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

          (c)  Notwithstanding anything to the contrary contained in Section
7.6 or 7.7 of the Loan Agreement, but subject to the terms and conditions contained herein, Borrower may (i) declare and pay, out of legally available funds therefor, a one (1) time dividend as of the date hereof to Renco Metals or to Renco Group on behalf of Renco Metals in an amount not to exceed an amount equal to: (A) $75,028,175.21 MINUS (B) any amounts paid by Sabel

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to Renco Metals or to Renco Group on behalf of Renco Metals in respect of such a dividend payment as of the date hereof and (ii) pay to certain officers of Borrower an amount up to $5,251,972.27 pursuant to existing net worth appreciation agreements between such officers and Borrower.

     13. RENEWAL DATE. The reference in Section 10.1(a) of the Loan Agreement (as previously amended) to "five (5) years from the date hereof" shall be deleted in its entirety and the following substituted therefor: "six
(6) years from the date hereof".

     14. EARLY TERMINATION FEE. Notwithstanding anything to the contrary contained in Section 10.1(e) of the Loan Agreement or any of the other Financing Agreements (including Amendment No. 1), if Lender terminates the Loan Agreement or the other Financing Agreements upon the occurrence of an Event of Default or at the request of Borrower prior to the Renewal Date (as amended herein), Borrower hereby agrees to pay to Lender for the account of Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

          (i) $660,000, if such termination is effective prior to the fourth anniversary of the Loan Agreement; or

          (ii) $330,000, if such termination is effective after the fourth anniversary of the Loan Agreement but prior to the Renewal Date or the anniversary of the Renewal Date in any subsequent year thereafter.

     15. AUDIT FEE LIMIT. Notwithstanding anything to the contrary contained in Section 10.2(a)(vi) of the Loan Agreement, so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, Borrower shall not be required to reimburse Lender with respect to costs (exclusive of out-of-pocket expenses) incurred by Lender for field examinations of the Collateral and Borrower's operations in excess of $10,000 per calendar year. The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Borrower to Lender.

     16.  NOTICE.  Notwithstanding anything to the contrary contained in
Section 10.5 of the Loan Agreement, all notices, requests and demands to or upon Borrower are to be given to the following address:

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               Magnesium Corporation of America
               238 North 2200 West
               Salt Lake City, Utah 84116
               Attention:  Mr. Michael H. Legge

                    with copies to:

               The Renco Group, Inc.
               30 Rockefeller Plaza
               New York, New York 10112
               Attention:  Mr. Ira Leon Rennert

     17. REPORTING REQUIREMENTS. In addition to, and not in limitation of, all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, businesses and operations of Borrower, Borrower shall provide Lender a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Borrower's calculation of the Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained in the Loan Agreement as of the previous day each such certificate is due, based on the following schedule:

          (a) on a semi-monthly basis, if (i) the Obligations are at all times during such period less than $10,000,000, (ii) Borrower has Excess Availability, as determined by Lender, at any time during such period, in an amount equal to or greater than $15,000,000 and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing during such period;

          (b) on a weekly basis, if (i) the Obligations are at all times during such period equal to or greater than $10,000,000 but less than $20,000,000, (ii) Borrower shall have Excess Availability, as determined by Lender, at any time during such period, in an amount greater than $7,500,000 but less than $15,000,000; (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing during such period; and

          (c) on a daily basis, at all other times.

     18. FACILITY INCREASE FEE. Borrower hereby agrees to pay Lender a Facility Increase Fee in the amount of $130,000, simultaneously with the execution of this Amendment, which fee is fully earned as of the date hereof. Such fee may, at Congress' option, be charged directly to any account of Borrower maintained by Lender.

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     19.  REPRESENTATIONS, WARRANTIES AND COVENANTS.  In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a)  TENDER OFFER AND CANCELLATION OF EXISTING SENIOR NOTES.

               (i) The Tender Offer Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the Tender Offer Agreements, the portion of the Existing Senior Notes tendered by the holders of the Existing Senior Notes and accepted by Renco Metals have been purchased by Renco Metals and all obligations, liabilities and indebtedness of Renco Metals evidenced by or arising under such tendered Existing Senior Notes have been satisfied.

               (ii) All actions and proceedings required by the Tender Offer Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

               (iii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Tender Offer Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Tender Offer Agreements.

               (iv) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Tender Offer Agreements.

          (b)  NEW RMI NOTES.

               (i) The New RMI Notes have been duly authorized, issued and delivered by Renco Metals and all agreements, documents and instruments related thereto, including, but not limited to, the New RMI Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the

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respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the New RMI Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and deliver of New RMI Notes or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either Borrower or Renco Metals is or was a party or may be bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower or Renco Metals or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or Renco Metals.

               (ii) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the New RMI Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the New RMI Notes.

               (iii) Borrower has delivered, or caused to be delivered, to Lender, a true, correct and complete specimen of the New RMI Notes and copies of all other agreements, documents and instruments existing as of the date relating thereto.

          (c) NO DEFAULT. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

          (d) CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     20. CONDITIONS PRECEDENT. The effectiveness of the consents and other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

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          (a)  evidence that: (i) the New RMI Notes and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (ii) Renco Metals has received from or on behalf of the initial holder of the New RMI Notes cash or other immediately available funds in the aggregate amount of $150,000,000, minus any underwriting discount with respect thereto, constituting the net proceeds from the issuance of the New RMI Notes;

          (b) evidence that the proceeds received by Renco Metals from or on behalf of the holders of the New RMI Notes have been applied as set forth in the Form S-1 Registration Statement filed by Renco Metals with the Securities and Exchange Commission on May 24, 1996, as amended, including that some of the proceeds have been applied to repurchase all of the Existing Senior Notes tendered by such holders pursuant to the Tender Offer; and

          (c) an original of this Amendment, duly authorized, executed and delivered by Borrower.

     21. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein or in the New RMI Indenture shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

     22. EFFECT OF THIS AGREEMENT. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     23. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     24. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     25. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     26. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

                              Very truly yours,

                              MAGNESIUM CORPORATION OF AMERICA

                              By:   /s/ Roger L. Fay
                                  ------------------------------
                              Title:   Vice President
                                     ---------------------------

AGREED:

CONGRESS FINANCIAL CORPORATION

By:   /s/ Janet S. Last
    --------------------------
Title:   Vice President
       -----------------------

                                    - 14 -